Exhibit 10.1

Execution Version

Date:        December 17, 2014

To:	salesforce.com, inc.
The Landmark @ One Market, Suite 300
San Francisco, CA 94105

Attention:	General Counsel
Telephone:    415-901-7000
Facsimile:    415-901-7040

From:	Goldman, Sachs & Co.
200 West Street
New York, NY 10282-2198

Re:	Amendment of the Issuer Warrant Transactions between Goldman, Sachs & Co. and salesforce.com, inc. (this “Amendment”)

Dear Sir/Madam:
Goldman, Sachs & Co. (“GS&Co.”) and salesforce.com, inc. (“Issuer”) are parties to warrant transactions evidenced by the Base Issuer Warrant Transaction Confirmation dated as of January 12, 2010 (the “Base Warrant Confirmation”) and Additional Issuer Warrant Transaction Confirmation dated as of January 15, 2010 (the “Additional Warrant Confirmation” and, together with the Base Warrant Confirmation, the “Confirmations”), in each case between GS&Co. and Issuer. Terms used herein but are not otherwise defined shall have meanings assigned to them in the Confirmations.
1.    Amendments. Effective upon execution hereof by the parties hereto, each Confirmation is hereby amended as follows:
(a)    Deleting the definition of “Expiration Date” set forth in Section 2 of each Confirmation and replacing it with the following:

“Expiration Date:
Each of the 10 consecutive Valid Days commencing on, and including, the later to occur of the second Scheduled Trading Day and the first Valid Day on which the Table Amount is less than the Table Amount Limit (such day, the “First Expiration Date”) following delivery of the Settlement Period Commencement Notice, in which case the Expiration Date for each Component shall be the sequential Valid Day corresponding to the number assigned to such Component in Annex A hereto, commencing on, and including, the First Expiration Date (and for the avoidance of doubt, the period starting on the first such Expiration Date and ending on the last such Expiration Date shall be the “Settlement Period” hereunder); provided that if that date is a Disrupted Day, the Expiration Date for such Component shall be the first succeeding Valid Day that is not a Disrupted Day and is not or is not deemed to be an Expiration Date in respect of any other Component of the Transaction hereunder; and provided further that if the Expiration Date has not occurred pursuant to the preceding proviso as of the Final Disruption Date, Dealer may elect in its reasonable discretion that the Final Disruption Date shall be the Expiration Date (irrespective of whether such date is an Expiration Date in respect of any other Component for the Transaction) and, notwithstanding anything to the contrary in this Confirmation or the Definitions, the Relevant Price for such Expiration Date shall be the prevailing market value per Share determined by the Calculation Agent in a commercially reasonable manner. “Settlement Period Commencement Notice” means written notice by Issuer to GS&Co. that Issuer has received notice from Deutsche Bank AG, London Branch, that the final expiration date under the similar warrant transactions entered into between Issuer and Deutsche Bank AG, London Branch has occurred (the “Prior Unwind Notice”), which Settlement Period Commencement Notice shall be delivered by the Issuer on the first Scheduled Trading Day immediately following the day on which the Prior Unwind Notice was received. “Final Disruption Date” means July 23, 2015. Notwithstanding the foregoing and anything to the contrary in the Equity Definitions, if a Market Disruption Event occurs on any Expiration Date, the Calculation Agent may reasonably determine that such Expiration Date is a Disrupted Day only in part, in which case (i) the Calculation Agent shall make reasonable adjustments to the Number of Warrants for the relevant Component for which such day shall be the Expiration Date and shall designate the Valid Day determined in the manner described in the immediately preceding sentence as the Expiration Date for the remaining Warrants for such Component, and (ii) the VWAP Price for such Disrupted Day shall be reasonably determined by the Calculation Agent based on transactions in the Shares on such Disrupted Day taking into account the nature and duration of such Market Disruption Event on such day. Any day on which the Exchange is scheduled to close prior to its normal closing time shall be considered a Disrupted Day in whole. Section 6.6 of the Equity Definitions shall not apply to any Valuation Date occurring on an Expiration Date.
(b)    Inserting the following definition immediately following the definition of “Expiration Date” in Section 2 of each Confirmation:

“Valid Day:	Prior to April 17, 2015, any Scheduled Trading Day on which the VWAP Price is less than the Limit Price; on and following April 17, 2015, any Scheduled Trading Day shall be a Valid Day.

Limit Price:	As set forth on Annex B hereto.”
(c)    Deleting the column entitled “Expiration Date” in Annex A of each Confirmation.
(d)    Deleting the definition of “Number of Shares to be Delivered” set forth in Section 2 of each Confirmation and replacing it with the following:

“Number of Shares to be Delivered:	In respect of any Exercise Date, a number of Shares equal to the sum of:

(1)
the product of (i) the number of Warrants exercised or deemed exercised on such Exercise Date, (ii) the Warrant Entitlement and (iii) (A) the excess, if any, of the VWAP Price on the Valuation Date occurring on such Exercise Date over the Strike Price (or if there is no such excess, zero) divided by (B) such VWAP Price; and

(2)	the Supplemental Share Amount for such Exercise Date.
The Number of Shares to be Delivered shall be delivered by Issuer to Dealer no later than 12:00 noon (local time in New York City) on the Settlement Date.

Fractional Shares:
Notwithstanding the last sentence of Section 9.5 of the Equity Definitions, in the event the sum of the Number of Shares to be Delivered for all Components comprises any fractional Share, the number of Shares delivered on the Settlement will include only whole Shares and a fractional share amount in USD equal to the product of such fractional Share and the VWAP Price on the final Expiration Date.”

(e)    Inserting the following definitions immediately following the definition of “Number of Shares to be Delivered” in Section 2 of the Base Warrant Confirmation:

“Supplemental Share Amount:
In respect of any Exercise Date, a number of Shares equal to (i)(A) the Table Amount divided by (B) the scheduled number of Expiration Dates divided by (ii) the VWAP Price on the Valuation Date occurring on such Exercise Date.

Table Amount:
An amount determined by the Calculation Agent as of the First Expiration Date by reference to the date on which such First Expiration Date occurs and the VWAP Price on the First Expiration Date and derived from the table (the “Table”) set forth as Annex B hereto; provided that the Table Amount shall never be less than zero. The figures appearing in the Table are the Table Amounts for those First Expiration Dates and VWAP Prices that appear exactly in the relevant column or row, as applicable, of the Table. For First Expiration Dates or VWAP Prices falling between the dates or amounts, as applicable appearing in such column or row, as applicable, the Table Amount will be calculated by the Calculation Agent using linear interpolation (and, in the case of the First Expiration Dates, by reference to the actual number of days elapsed). If a Table Amount is otherwise not determinable pursuant to the foregoing because the VWAP Price is less than the lowest VWAP Price appearing in the Table, the Table Amount will be determined by the Calculation Agent by linear extrapolation based on the two lowest VWAP Prices appearing in the Table and subject to the proviso in the first sentence above. If a Table Amount is otherwise not determinable pursuant to the foregoing because the VWAP Price is greater than the highest VWAP Price appearing in the Table, the Table Amount will be determined by the Calculation Agent by linear extrapolation based on the two highest VWAP Prices appearing in the Table and subject to the proviso in the first sentence above.

Table Amount Limit:	As set forth on Annex B hereto.”

(f)    Inserting the following definition immediately following the definition of “Number of Shares to be Delivered” in Section 2 of the Additional Warrant Confirmation:

“Supplemental Share Amount:
In respect of any Exercise Date, a number of Shares equal to (i)(A) the Table Amount divided by (B) the scheduled number of Expiration Dates divided by (ii) the VWAP Price on the Valuation Date occurring on such Exercise Date.

Table Amount:
An amount determined by the Calculation Agent as of the First Expiration Date by reference to the date on which such First Expiration Date occurs and the VWAP Price on the First Expiration Date and derived from the table (the “Table”) set forth as Annex B hereto; provided that the Table Amount shall never be less than zero. The figures appearing in the Table are the Table Amounts for those First Expiration Dates and VWAP Prices that appear exactly in the relevant column or row, as applicable, of the Table. For First Expiration Dates or VWAP Prices falling between the dates or amounts, as applicable appearing in such column or row, as applicable, the Table Amount will be calculated by the Calculation Agent using linear interpolation (and, in the case of the First Expiration Dates, by reference to the actual number of days elapsed). If a Table Amount is otherwise not determinable pursuant to the foregoing because the VWAP Price is less than the lowest VWAP Price appearing in the Table, the Table Amount will be determined by the Calculation Agent by linear extrapolation based on the two lowest VWAP Prices appearing in the Table and subject to the proviso in the first sentence above. If a Table Amount is otherwise not determinable pursuant to the foregoing because the VWAP Price is greater than the highest VWAP Price appearing in the Table, the Table Amount will be determined by the Calculation Agent by linear extrapolation based on the two highest VWAP Prices appearing in the Table and subject to the proviso in the first sentence above.

Table Amount Limit:	As set forth on Annex B hereto.”

(g)    Deleting the definition of “Settlement Date” set forth in Section 2 of each Confirmation and replacing it with the following:

“Settlement Date:	For all Components, one Settlement Cycle following the final Expiration Date for the Transaction.”
(h)    Deleting the definition of “VWAP Price” set forth in Section 2 of each Confirmation and replacing it with the following:

“VWAP Price:
For any Valuation Date, the Rule 10b-18 dollar volume-weighted average price per Share for such Valuation Date based on transactions executed during such Valuation Date, as reported on Bloomberg page “CRM.N <Equity> AQR SEC” (or any successor thereto) or, in the event such price is not so reported on such Valuation for any reason or is manifestly incorrect, as reasonably determined by the Calculation Agent (as defined in the Confirmations) using a volume weighted method.”

(h)    Section 7(a)(xi) of each Confirmation is amended by deleting the words “Bank of America, N.A., Deutsche Bank AG, London Branch” in the second line thereof.
(i)    The Base Warrant Confirmation is amended by adding the table set forth on Schedule I to this Amendment as a new Annex B thereto.
(j)    The Additional Warrant Confirmation is amended by adding the table set forth on Schedule II to this Amendment as a new Annex B thereto.
2.     Election of Net Share Settlement. Effective upon execution hereof by the parties hereto, Issuer shall be deemed to have irrevocably elected Net Share Settlement as the Settlement Method Election under each Confirmation, and shall have no further right to make a Settlement Method Election under either Confirmation.

3.    Agreement to Notify. Promptly following the occurrence of the final Expiration Date for the Transaction, GS&Co. shall notify Issuer as promptly as practicable that such final Expiration Date in respect of the Transaction has occurred.
4.    Representations and Warranties.
(a)     Each party represents to the other party that:
(i)    It is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing.
(ii)    It has the power to execute this Amendment and any other documentation relating to this Amendment to which it is a party, to deliver this Amendment and any other documentation relating to this Amendment that it is required by this Amendment to deliver and to perform its obligations under this Amendment and has taken all necessary action to authorize such execution, delivery and performance.
(iii)    Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets.
(iv)    All governmental and other consents that are required to have been obtained by it with respect to this Amendment have been obtained and are in full force and effect and all conditions of any such consents have been complied with.
(v)    Its obligations under this Amendment constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).
(b)     Issuer represents and warrants to and for the benefit of, and agrees with, GS&Co., as follows:
(i)    (A) On the date hereof, Issuer is not aware of any material non-public information regarding Issuer or the Shares and (B) its most recent Annual Report on Form 10-K, taken together with all reports and other documents subsequently filed by Issuer with the Securities and Exchange Commission pursuant to the Exchange Act, when considered as a whole (with the more recent such reports and documents deemed to amend inconsistent statements contained in any earlier such reports and documents), does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.
(ii)    On the date hereof (A) the assets of Issuer at their fair valuation exceed the liabilities of Issuer, including contingent liabilities, (B) the capital of Issuer is adequate to conduct the business of Issuer and (C) Issuer has the ability to pay its debts and obligations as such debts mature and does not intend to, or does not believe that it will, incur debt beyond its ability to pay as such debts mature.
(iii)    Issuer’s entry into this Amendment constitutes a “written plan” satisfying the requirements of Rule 10b5-1 of the Exchange Act relating to the delivery of the Settlement Period

Commencement Notice. Issuer may not amend or modify its obligation to deliver the Settlement Period Commencement Notice except in compliance with Rule 10b5-1 of the Exchange Act.
5.    Acknowledgements. The parties hereto agree that “Non-Reliance”, under Section 13.1 of the Equity Definitions, and “Additional Acknowledgments”, under Section 13.4 of the Equity Definitions, are applicable to this Amendment, and such sections of the Equity Definitions are hereby incorporated herein by reference and made a part of this Amendment to the same extent as if such provisions were set forth in full herein, provided that references therein to “Transaction” shall be deemed to be references to this Amendment.
6.     No Additional Amendments or Waivers. Except as amended hereby, all the terms of the Transaction and provisions in each Confirmation shall remain and continue in full force and effect and are hereby confirmed in all respects.
7.     Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all of the signatures thereto and hereto were upon the same instrument.
8.     Governing Law. The provisions of this Amendment shall be governed by the New York law (without reference to choice of law doctrine).

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing this Amendment and returning it in the manner indicated in the attached cover letter.
GOLDMAN, SACHS & CO.

By:	/s/ Daniela A. Rouse__________
Name: Daniela A. Rouse
Title: Vice President

Agreed and Accepted By:

SALESFORCE.COM, INC.

By:	/s/ Mark Hawkins_________
Name: Mark Hawkins
Title: EVP, Chief Financial Officer